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                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                  -------------------------------------

                                 FORM 8-K

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934


Date of Report  (Date of earliest event reported): October, 15, 1997

                             TCSI Corporation
          (Exact name of registrant as specified in its charter)

         Nevada                    0-19377                 68-0140975
(State of incorporation)         (Commission             (IRS Employer
                                 File Number)          Identification No.)

1080 Marina Village Parkway, Alameda, California             94501
(Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code:  (510) 749-8500

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Item 5.  Other Events.

         On October 15, 1997, TCSI Corporation issued a press release, a copy of which is filed herewith as Exhibit 28.

                                SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             TCSI Corporation

By: /s/Ram A. Banin
    -----------------
Ram A. Banin
Acting Chief Financial Officer

Date: October 15, 1997

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                            INDEX TO EXHIBITS

28.  Press Release, dated October 15, 1997

              TCSI Corporation Reports Third Quarter Results


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              TCSI Corporation Reports Third Quarter Results

ALAMEDA, California - October 15, 1997 - TCSI Corporation (Nasdaq: TCSI) reported today revenues for the third quarter ended September 30, 1997 in the amount of $9.8 million, up by 13 percent from telecom revenues reported in the third quarter of 1996. Accompanying the improvement in third quarter telecom revenues was a net loss of $0.5 million, or $0.02 cents per share, reflecting an improvement over the net loss of $6.5 million, or a loss of $0.31 per share, reported in the comparable 1996 quarter. When compared to total revenues reported in the third quarter of 1996, which included $1.2 million from discontinued non-telecom business units, the results were relatively unchanged.

During the quarter, the Company continued to strengthen and reshape its management team by adding members with proven telecom and software product experience. At the same time, it also took steps to improve sales and marketing processes, to streamline the contracts and bidding process, and to strengthen those teams with key hires specifically from the telecom industry.

"TCSI's   goal  is  to  offer  value-priced  solutions  using  customizable products. This enables our customers to reduce time-to-market and cost of ownership of their products and services," said Ram Banin, president and chief executive officer of TCSI. "In order to achieve this goal, we are continuing our investment in SolutionCore TM, TCSI's middleware platform for telecom operation support systems (OSSs). We believe that SolutionCore is
the   most  advanced,  widely  deployed  middleware  platform  for  telecom
applications   and   we  want  to  maintain  that  competitive   advantage.
Additionally, we are expanding our product portfolio by adding new applications to SolutionSuites TM, our configurable, turnkey systems. This approach offers our customers lower cost alternatives to custom development and enables TCSI to expand its marketing reach to incumbent, as well as emerging telecom service providers."

About TCSI Corporation
TCSI is a leading provider of integrated software products and services for the global telecom industry. A recognized innovator in object-oriented technology, TCSI products and services enable telecom service providers and equipment manufacturers to rapidly meet the growing demand for integrated and automated management of a wide range of networks and services. TCSI serves its customers in offices throughout North America, Europe, and the Pacific Rim.



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                Unaudited Summary of Operations Statement Information
                    (In thousands, except for per share amounts)


                             Three months ended         Nine months ended
                                 September 30               September 30
                             ----------------------    ------------------
                                1997        1996         1997      1996
                             ---------    ---------    --------  --------
Revenues:
  Services                   $  9,239     $  8,835     $ 26,097  $ 34,380
  Software licensing fees         518          950        2,998     8,504
                             --------     --------     --------  --------
Total services and
   licensing fees               9,757        9,785       29,095    42,884
  Equipment                        --           --           --     7,270
                             --------      --------    --------  --------
Total revenues*                 9,757        9,785       29,095    50,154

Costs and expenses:
  Services                      5,617        8,666       15,899    21,618
  Equipment                        --           --           --     6,810
  Product development           1,408        2,078        4,221     4,569
Selling, general, and
   administrative               4,287        5,993       13,161    17,175
  Non-recurring special items      --        3,334        1,088     3,334
                               -------     --------      -------   -------
Income (loss) from operations  (1,555)     (10,286)      (5,274)   (3,352)
Interest income                   808          719        2,286     1,665
                               -------     --------      -------   -------
Income (loss) before
   income taxes                  (747)      (9,567)      (2,988)   (1,687)

Provision for (benefit from)
   income taxes                  (254)      (3,061)      (1,015)     (540)
                               -------     --------      -------   -------

Net income (loss)              $ (493)    $ (6,506)    $ (1,973) $ (1,147)
                               =======    =========    ========= =========
Earnings (loss) per share
   (EPS)                       $(0.02)    $  (0.31)     $ (0.09)  $ (0.06)
                               =======    =========    ========= =========
Shares used in calculation
   of EPS                      21,730       21,027       21,510    20,285
                               =======    =========    ========= =========



* Revenues for the three and nine months ended September 30, 1996, include $1.2 million and $16.7 million, respectively, from non-telecom business units which have been discontinued.



                     Unaudited Summary Balance Sheet Information
                                   (In thousands)



                                          September 30,    December 31,
                                              1997            1996
                                          ------------     ------------
Assets
Cash, cash equivalents, and investments    $  51,647        $  52,607
Receivables                                   11,062           12,522
Other receivables                              1,773            2,042
Deferred income taxes                          4,209            7,178
Leasehold improvements, equipment,
   and furniture                              10,303            9,234
Other assets                                   1,738            3,592
                                           ----------       ----------
Total assets                               $  80,732        $  87,175
                                           ==========       ==========


Liabilities and Shareholders' Equity
Accounts payable and other accruals        $   2,619        $   7,263
Accrued compensation and related costs         2,638            4,705
Income taxes                                   1,210            1,597
                                           ----------       ----------
Total liabilities                              6,467           13,565
Shareholders' equity                          74,265           73,610
                                           ----------       ----------
Total liabilities and shareholders' equity $  80,732        $  87,175
                                           ==========       ==========


This  financial  information should also be read in  conjunction  with  the
Company's  Form  10-Q  to  be  filed  with  the  Securities  and   Exchange
Commission.

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